UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2026

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	001-37610	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE

Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	WVVI	NASDAQ Capital Market
Series A Redeemable Preferred Stock	WVVIP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2026, the board of directors of Willamette Valley Vineyards, Inc. (the “Company”) appointed Mr. John Hazlett as the Company’s Chief Financial Officer effective May 20, 2026.

Mr. Hazlett, 51, has served as the founding partner of Trailwise Advisory Services, a provider of fractional CFO and financial advisory services, since January 2025. From December 2021 to December 2024, he served as Chief Financial Officer of RENA Technologies North America, a semiconductor equipment manufacturer. From March 2018 to March 2020, he served as Chief Financial Officer of Climax Portable Machine Tools. Earlier in his career, he held senior financial leadership roles at Eaton Corporation and Microsoft beginning in 2002. Mr. Hazlett holds an MBA from Baldwin Wallace University and a Bachelor of Science in Accounting and Finance from Bowling Green State University. He also maintains an active Certified Public Accountant license in the State of Ohio.

Mr. Hazlett was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

Mr. Hazlett has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Hazlett has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Under the terms of an employment agreement between Mr. Hazlett and the Company (the “Employment Agreement”) dated May 19, 2026, Mr. Hazlett will receive a base salary of $216,000 per year. Additionally, Mr. Hazlett is eligible to receive an annual performance-based incentive payment of up to $24,000. Performance goals will be established annually by the Company’s President.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement which is filed herewith as Exhibit 10.1

Mr. Hazlett is replacing Mr. John Ferry who on February 12, 2026 announced his intention to retire as the Company’s Chief Financial Officer. Mr. Ferry will continue his employment with the Company during a yet to be determined transition period.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer of Employment dated May 19, 2026 between the Company and John Hazlett
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: May 20, 2026	By:	/s/ JAMES W. BERNAU

James W. Bernau
President